[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED

Exhibit 10.24

EXECUTION VERSION

Toll Manufacturing and Service Agreement

by and between

bluebird bio, Inc.

and

APCETH Biopharma GmbH

November 18, 2016

CONFIDENTIAL TREATMENT REQUESTED BY BLUEBIRD BIO, INC.

Toll manufacturing and service AGREEMENT

Between

1.	bluebird bio, Inc., a Delaware corporation with an office at 150 2nd Street, Third Floor, Cambridge, MA 02141, USA

- “BBB” -,

and

2.	APCETH Biopharma GmbH, registered in the Commercial Register of the District Court of Munich under HR B 220566, with an office at Max-Lebsche-Platz 30, 81377 München, Germany

- “APCETH” -.

- BBB and APCETH shall also be referred to individually as “Party” and jointly as “Parties” –

and

3.	Apceth GmbH & Co. KG, registered in the Commercial Register of the District Court of Munich under HR HRA91052, with an office at Max-Lebsche-Platz 30, 81377 München, Germany

Index

1.DEFINITIONS3

2.SUBJECT OF THIS AGREEMENT AND ORDER OF PRECEDENCE6

3.PROVISION OF CLEAN ROOMS7

4.TERMS OF MANUFACTURE OF PRODUCT8

5.DELIVERY AND DELIVERY SCHEDULE9

6.PROVISION OF SUPPLIED MATERIALS10

7.CLINICAL SUPPLY PHASE.11

8.INFORMATION AND REGULATORY ASSISTANCE AND QUALITY CONTROL11

9.REMEDIES FOR DELAY OR DEFECTIVE PRODUCTS13

10.REPRESENTATIONS, WARRANTIES AND COVENANTS14

11.PAYMENTS AND PAYMENT TERMS15

12.JOINT STEERING COMMITTEE17

13.MINIMUM UTILIZATION17

14.INTELLECTUAL PROPERTY17

15.INSURANCE19

16.INDEMNIFICATION AND LIMITATION OF LIABILITY19

17.CONFIDENTIAL INFORMATION AND DATA PROTECTION20

18.TERM AND TERMINATION22

19.EFFECTS OF TERMINATION23

20.COMPLIANCE, ANTI-BRIBERY AND ANTI-CORRUPTION23

21.NOTICES24

22.GOVERNING LAW, ARBITRATION24

23.FINAL PROVISIONS25

List of Schedules1

1.Lenti-D Drug Product2

2.LentiGlobin BB305 Drug Product7

Introduction

(A)

APCETH is a company providing service solutions for the development and manufacture of cell‑based therapies. APCETH operates a multi-client production facility located at Haidgraben 5, 85521 Ottobrunn, Germany (the “Facility”).

(B)	BBB is a pharmaceutical company dedicated to gene therapy product development for potential usage as a therapy in a number of disease areas.
(C)

BBB and apceth GmbH & Co. KG, having an office at Max-Lebsche-Platz 30, 81377 München, Germany, entered into a “Development and Manufacturing Service Agreement” dated [***](the “MSA”), pursuant to which BBB has engaged apceth GmbH & Co. KG for the performance of certain services regarding the development and manufacture of BBB’s gene therapy products, and on [***], BBB and apceth GmbH & Co. KG [***].

(D)	[***].
(E)

The Parties intend to extend the existing contractual service relationship between the Parties by entering into this “Toll Manufacturing and Service Agreement” (this “Agreement”), regarding the supply by APCETH to BBB of Product (as hereinafter defined).

(F)

For the aforementioned purpose, the Parties have reached agreement on certain material terms summarized in a non-binding term sheet covering the envisaged terms of a Toll Manufacturing and Supply Agreement (the “Term Sheet”). This Agreement shall constitute the “Toll Manufacturing and Service Agreement” referenced in, and contemplated by, the Term Sheet.

(G)	In addition, (1) the Parties wish to [***], and (2) the Parties wish to terminate the MSA, and all outstanding work orders thereto, effective upon the Effective Date (as hereinafter defined).
(H)	[***].

Against this background the Parties agree:

1.	DEFINITIONS

In this Agreement, the following terms with capitalized initial letter, including any grammatical variations, shall have the meanings as set forth below. Where the context so requires the singular includes the plural and vice versa; this applies in particular with respect to the Product:

1.1	“Access Fee” shall have the meaning as set forth in Section 11.1.
1.2

“Affiliate” shall mean, with respect to either BBB or APCETH, any corporation, company, partnership, limited liability company, business trust, incorporated association, joint stock company, joint venture and/or other organization or entity (“Entity”) which controls, is controlled by or is under common control with BBB or APCETH, as the case may be. For purposes of this definition, “control” with respect to an Entity shall mean the possession, either directly or indirectly through one (1) or more intermediaries, of the power to direct or cause the direction of the management and policies of such Entity, whether through the majority ownership of voting securities entitled to elect the directors or management of such Entity, the actual power to elect or direct the management of such Entity, or by contract or otherwise.

1.3	“Agreement” shall mean this Toll Manufacturing and Supply Agreement including all Schedules incorporated by reference, and executed Work Orders entered into in accordance with the terms hereto.
1.4

“APCETH Technology” shall mean the Technology owned by or licensed to APCETH (a) existing prior to the Effective Date, or (b) developed or obtained by APCETH independently of this Agreement and without reliance of the Confidential Information of BBB.

1.5	“APCETH Improvement Technology” shall have the meaning as set forth in Section 14.3(c).

1.6	“Applicable Laws” shall mean (a) GMP, and (b) all other laws, rules and regulations that apply to the performance of either Party’s obligations under this Agreement.
1.7	“Batch” shall mean the quantity of Product [***] and as may be further defined in the Specifications and Quality Agreement applicable to such Product, and the EU Good Manufacturing Practice Guideline.
1.8

“Batch Record” means the production record pertaining to a specific Batch of Product [***] that is specified in the applicable Work Order, the applicable Quality Agreement or otherwise mutually agreed to in writing by the quality representatives of the Parties.

1.9

“BBB Technology” shall mean the Technology owned by or licensed to BBB (a) existing prior to the Effective Date, or (b) developed or obtained by BBB independently of this Agreement and without reliance of the Confidential Information of APCETH. BBB Technology includes [***].

1.10	“BBB New Technology” shall have the meaning as set forth in Section 14.3(a).
1.11	“Business Day” shall mean any calendar day except Saturday, Sunday or any day on which commercial banks in Boston, Massachusetts or Munich, Bavaria are authorized or required by law to remain closed.
1.12	“Clean Room” shall mean [***].
1.13	“Clinical Supply Phase” shall have the meaning as set forth in Section 7.1.
1.14	“Confidential Information” shall have the meaning as set forth in Section 17.1.
1.15	“Data Protection Laws” shall have the meaning as set forth in Section 17.7.
1.16	“Defect” shall mean any deviation in the Batch delivered hereunder (in accordance with Section 5.2) from the quality owed pursuant to [***].
1.17	“Delivery Schedule” shall have the meaning as set forth in Section 5.4.
1.18	“Discloser” shall have the meaning as set forth in Section 17.1.
1.19	[***].
1.20	“Effective Date” shall have the meaning as set forth in Section 18.1.
1.21	[***].
1.22	“Extension Date” shall be [***].
1.23	“Facility” shall have the meaning as set forth in Recital A.
1.24	“Forecast” shall have the meaning as set forth in Section 5.3.
1.25	“GMP” or “Good Manufacturing Practice” shall mean [***].
1.26	[***].
1.27	“IMPD” shall mean Investigational Medicinal Product Dossier.
1.28

“Insolvency Event” shall mean, with respect to a Party, that such Party (a) has an involuntary petition in bankruptcy filed against it which is not challenged within [***] or dismissed within [***]; (b) seeks, consents to or does not contest the appointment of a receiver, custodian or trustee, preliminary insolvency administrator, insolvency administrator or of a similar appointee, for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, insolvency, arrangement, reorganization or other debtor relief laws of any competent jurisdiction; (d) gives notice to any governmental or judicial body of insolvency or pending insolvency; (e) becomes "insolvent", i.e. illiquid and/or over indebted, as that term is defined under Applicable Laws; or (f) makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

1.29

“Marketing Authorization” shall mean the marketing authorizations submitted or granted, or expected to be submitted or granted, and required for the marketing and sale of the Product in the European Union, the European Economic Area, or any country within the European Union or the European Economic Area as of the Effective Date and as may join the European Union or the European Economic Area following the Effective Date.

1.30	“Minimum Utilization Requirement” shall have the meaning as set forth in Section 13.

1.31	“MSA” shall have the meaning as set forth in Recital C.
1.32	[***].
1.33	“Patient Information” shall have the meaning as set forth in Section 17.7.
1.34	“Product” shall mean the autologous cells transduced with a defined lentiviral vector suspended in cryopreservative solution in the final immediate container [***].
1.35	[***].
1.36	[***].
1.37	“Production Scenario” shall have the meaning as set forth in Section 4.2.
1.38	“Production Year” shall mean a period of twelve (12) consecutive months, commencing on the Supply Initiation Date, and each subsequent twelve (12) month period.
1.39	“Qualified Person” shall mean a qualified person in accordance with [***].
1.40

“Quality Agreement” shall mean an agreement between the Parties executed before the Effective Date, and amended from to time, determining the roles and responsibilities of the Parties in relation to the manufacture of the Product, as well as details, Specifications, quality requirements and other requirements (including but not limited to GMP) applicable to the Supplied Material and the manufacture of the Product by APCETH. The Quality Agreement shall be incorporated herein by reference.

1.41	“Recipient” shall have the meaning as set forth in Section 17.1.
1.42	[***].
1.43	“Supplied Material Delivery Schedule” shall have the meaning as set forth in Section 6.1.
1.44	“Supplied Materials” shall have the meaning as set forth in Section 6.1.
1.45	“Supply Initiation Date” shall be [***].
1.46

“Technology” shall mean any intellectual property right including (without limitation) patents, patent applications, supplementary protection certificates, utility models, database rights, rights in design topography and rights (whether or not any of these rights can be registered and including applications and the right to apply for registration of any such rights) and all data, inventions (whether or not patentable), documentation, regulatory submissions, specifications, know‑how, trade secrets, methods, techniques, and all other intellectual property rights in the United States, Germany, and throughout the world, including Confidential Information.

1.47	“Technology Transfer” shall have the meaning as set forth in Section 14.5.
1.48	“Term Sheet” shall have the meaning as set forth in Recital F.
1.49	“Third Party” shall mean any person or Entity other than the Parties and their Affiliates.
1.50

“Work Order” shall mean the written order, executed from time to time, referencing this Agreement and setting forth each Party’s responsibilities with respect to the performance of services under this Agreement. As each subsequent Work Order shall be incorporated by reference and made a part of this Agreement. The initial Work Orders under this Agreement are attached hereto as Appendices 1 through 3.

1.51	“Work Order Fees” shall have the meaning as set forth in Section 11.6.
2.	SUBJECT OF THIS AGREEMENT AND ORDER OF PRECEDENCE
2.1

On the basis of the terms of this Agreement, APCETH shall provide services to BBB, as the Parties shall agree in an executed Work Order from time to time, including (a) the manufacture of Products in the Clean Rooms, and (b) any development services or technology transfer services. Work Orders covering the manufacture of Products as initially produced under this Agreement as set forth under Section 1.34, that utilize BBB’s reserved production capacity in accordance with the terms and conditions of this Agreement shall not require the separate consent or signature of APCETH, and shall be invoiced by APCETH to BBB [***]. Work Orders covering development services, technology transfer services, or manufacture of Products other than such initially produced under this Agreement as set forth under

Section 1.34, such services shall be separately agreed to by the Parties on such executed Work Order and invoiced separately by APCETH to BBB. Such executed Work Orders (whether covering the manufacture of Product or otherwise) are essential parts of this Agreement and incorporated herein by reference. The Schedules attached to this Agreement are essential parts of this Agreement and incorporated herein by reference. In the event of contradictions or inconsistencies between this Agreement, its Schedules, including the applicable Quality Agreement, or any Work Order, the following order of precedence applies: (a) the main part of this Agreement, (b) the applicable Quality Agreement (including its attachments and references), (c) the applicable Work Order, and (d) the other Schedules; provided, however, the Quality Agreement shall prevail over the main part of this Agreement in matters of determining the Specifications and other quality or process requirements applicable to Product or its manufacture.

2.2

Any Affiliate of BBB (a “BBB Affiliate”) may engage APCETH to perform services on behalf of itself or BBB, or another BBB Affiliate, and may utilize the reserved production capacity under Section 4.2 for the manufacture of Product, and may directly engage APCETH by executing a Work Order, provided that BBB shall have included each such Affiliates’ manufacturing requirements to the Forecast in accordance with Section 5.3 and have indicated in such Forecast to which BBB Affiliate each such Batch is assigned. For such Work Orders covering the manufacture of Product, such BBB Affiliate (in the place of BBB) shall directly provide APCETH with the applicable Supplied Materials and shall take title of the resulting Batch directly from APCETH.

2.3	[***].
2.4	[***].
3.	PROVISION OF CLEAN ROOMS
3.1

Responsibility for the Set‑Up. APCETH shall make available and exclusively dedicate to BBB, unless provided for otherwise in Section 3.2 below, the Clean Rooms in the Facility for clinical and commercial supply of Products. The Clean Rooms shall be in accordance with the design and specifications as set forth in the Clean Room Specification attached to this Agreement as Schedule 1. The Clean Rooms shall be in a state ready for manufacture of the Product, which means fully equipped, maintained, validated and with a sufficient number of qualified and trained staff in accordance with BBB’s reserved production capacity according to the elected Production Scenario as provided in Section 4.2. APCETH shall ensure that the Clean Rooms will meet all statutory and regulatory requirements applicable to clean rooms for pharmaceutical production, [***].

3.2	Dates of provision.
(a)	Availability of [***]. Beginning on the Supply Initiation Date, APCETH shall [***].
(b)	Availability of [***]. Beginning on the Extension Date, APCETH shall [***].
3.3

Maintenance. APCETH shall be responsible for properly maintaining the Clean Rooms. The Parties acknowledge and agree that, in order to enable APCETH to perform maintenance and/or validation activities in the Facility [***].

3.4

Change of Clean Room Specifications. All changes required of the Facility (e.g., due to regulatory changes, process changes requested by BBB, or the purchase of additional equipment required for Production Scenario II) in connection with the manufacturing of the Products shall be discussed by the Parties and the Parties shall agree in writing to any such expenses to be charged separately. For the avoidance of doubt, APCETH shall (a) implement any changes to the Facility having an actual or potential effect on the manufacture of the Product only with BBB’s prior written approval, and (b) bear the costs of any changes to the Facility and/or the Clean Rooms requested by APCETH, if such changes are not based on any legal or regulatory requirements.

4.	TERMS OF MANUFACTURE OF PRODUCT
4.1

General. APCETH shall manufacture the Product in accordance with (a) this Agreement, (b) the applicable Work Order, (c) the applicable Quality Agreement, including the applicable Specifications, (d) any IMPD of the respective country and/or the Marketing Authorizations applicable to the Product, (e) GMP, and (f) all other Applicable Laws.

4.2

Capacity and Production Scenarios. The reserved production capacity of the Clean Rooms, production shifts per calendar week and the minimum amount of Batches to be delivered by APCETH is determined by the Production Scenario elected by BBB (“Production Scenario”). The number of Batches to be delivered under a given Production Scenario is established with consideration to the anticipated [***] and the production process utilized as of the Effective Date for the Products initially produced under the Agreement, as attached hereto as Schedule 2. [***].

(a)	[***].
(b)	[***].
(c)	[***].
(d)	[***].
(e)

Process Improvements. The Parties currently envisage to improve the manufacturing process for the Products in order to reduce processing times resulting in an increased output of Batches per calendar week. If the Parties mutually agree that the currently envisaged improved process has been successfully established at APCETH’s Facility, (i) [***], and (ii) [***].

(f)	[***].
4.3

Subcontracting. APCETH shall not subcontract any of the works or services to be performed by APCETH under this Agreement to its Affiliates or Third Parties without the prior written consent of BBB (not to be unreasonably withheld). Any consent given by BBB shall require that the agreements between APCETH and such Affiliates or Third Parties are made in writing and substantially correspond to the terms set forth in this Agreement. APCETH shall not be responsible for any delays of the works or services to be performed by APCETH under this Agreement resulting from BBB unreasonably withholding its consent to a subcontract under this Agreement. [***]. APCETH shall remain primarily liable for the performance of its obligations under this Agreement, shall be solely responsible for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by APCETH itself under this Agreement.

5.	DELIVERY AND DELIVERY SCHEDULE
5.1

Testing by APCETH. Before delivery to BBB, or its designee, (a) each Batch manufactured under this Agreement shall be sampled and tested by APCETH against the Specifications, (b) APCETH shall review the Batch Records and (c) the Qualified Person of APCETH shall assess whether the manufacturing process has taken place in compliance with the Specifications and release such Batch for delivery to BBB, or its designee, all in accordance with the Quality Agreement. BBB may review the Batch Records for each Batch manufactured under this Agreement before release for delivery to BBB as set forth in the applicable Quality Agreement

5.2	Terms of delivery. The delivery of each Batch shall be [***].
5.3

Forecasts. At the beginning of each Production Year and [***] thereafter, APCETH shall provide to BBB a schedule setting out the anticipated [***] for a [***], which shall be binding upon the Parties. BBB shall provide APCETH with a [***] forecast (“Forecast”) for its requirements of [***].

5.4	Delivery Schedule. The binding delivery dates for a Batch shall be determined in a delivery schedule [***].
5.5	Incoming Controls; Determination of Defective Product.
(a)

Concurrently with delivery of a Batch, APCETH shall provide BBB with the delivery documents as required by the applicable Quality Agreement. In case of any disagreement between the Parties as to whether a Batch conforms to the Specifications, Section 5.5(c) applies.

(b)	Without limiting BBB’s rights under Section 5.5(a) above, upon receipt of a Batch at its final destination, BBB (itself or through the relevant BBB Affiliate or designated Third Party) shall [***].

(c)

If there is a difference of opinions between the Parties on whether or not (i) a unit of Product or a Batch is Defective, or (ii) any Defect arose due to Defective Supplied Materials, the Parties shall compare and discuss all relevant existing test results. The quality assurance representatives of both Parties shall attempt in good faith try to resolve the discrepancy. If the Parties do not come to a consensus within [***], they shall agree upon a [***].

(d)	Should a part of a Batch reveal a Defect, such Batch shall be deemed to be Defective as a whole. [***].
6.	PROVISION OF SUPPLIED MATERIALS
6.1

Supplied Materials. BBB (itself or through the relevant BBB Affiliate) shall provide APCETH with the required starting material for the production of Product, including mobilized peripheral blood from patients and lentiviral vector as further specified in the Quality Agreement (the “Supplied Materials”). BBB shall provide APCETH with a proposed delivery schedule for Supplied Materials (“Supplied Material Delivery Schedule”), which shall be in accordance with the Forecast provided to APCETH and the present stock of released Supplied Material at APCETH. BBB and its Affiliates shall have the right to request in writing from APCETH on a [***] basis an account of its remaining stock of Supplied Material available for the production of Product.

6.2

Retention of Title. BBB shall at all times retain title to the Supplied Materials provided by it, and to the extent that any of the Supplied Material is processed (including through manufacturing of the Product), BBB shall be deemed to be the manufacturer of the processed material within the meaning of § 950 Civil Code (Bürgerliches Gesetzbuch – BGB) and shall immediately acquire ownership in such processed material. To the extent that BBB’s Supplied Material is blended, combined or processed with other substances owned by APCETH, BBB shall immediately acquire co-ownership in such product and APCETH hereby assigns its co-ownership share to BBB. BBB hereby accepts such assignment. Where the Supplied Materials have not already been labelled by BBB, APCETH shall clearly label BBB’s Supplied Material and any product derived from the Supplied Material as the property of BBB. For the avoidance of doubt, the labelling of a visual code that can be traced by APCETH’s ERP systems (material management system) will be sufficient to fulfil such obligation. APCETH, at BBB’s request, shall cooperate with BBB in securing and filing any necessary statements or documents to preserve and evidence BBB’s ownership of and security interest in BBB’s Supplied Material and any product derived from the Supplied Material in any jurisdiction as reasonably requested by BBB.

6.3

Storage, Use and Handling. APCETH shall store and handle the Supplied Material in accordance with the Quality Agreement and any written instructions by BBB. APCETH shall use such Supplied Materials only for manufacturing the Product in accordance with the terms of this Agreement and the Quality Agreement. APCETH undertakes not to sell or assign such Supplied Materials without BBB’s prior written consent. APCETH shall not use the Product(s) and/or the Supplied Materials in any in vivo experiments on human subjects or otherwise use the Product and/or the Supplied Materials for any other purpose.

7.	CLINICAL SUPPLY PHASE.
7.1

Until the first grant of Marketing Authorization for a Product in the European Union or the European Economic Area, the Clean Room(s) will be used exclusively for clinical supply of the Products (“Clinical Supply Phase”). During the Clinical Supply Phase, the following provisions shall apply notwithstanding anything to the contrary set forth in this Agreement:

(a)	For scheduling purposes, BBB will share with APCETH at least [***] outlook on planning activities;
(b)

With respect to the Forecast to be provided by BBB pursuant to the second sentence of Section 5.3, BBB shall provide a [***] forecast of its requirements of production shifts for clinical supply, which shall be binding upon the Parties;

(c)

BBB shall inform APCETH on its filing strategy in the European Union and the European Economic Area for the application of the Marketing Authorization for each Product prior to the first grant of Marketing Authorization, including the envisaged timeline and the expected down-time of production until the commencement of the commercial supply. During the last [***] of such down-time leading to the commercial supply of the Product, the

Parties shall agree on at least [***] to maintain the training status of APCETH’s personnel and the readiness of the Facility;
(d)	BBB shall inform APCETH in writing of the anticipated launch of the commercial supply of a Product at least [***] before such date, and no later than [***]; and
(e)

APCETH shall obtain any required licenses for commercial manufacture of a Product before the submission by BBB of the application for Marketing Authorization of such Product, provided that BBB has timely provided APCETH with all relevant information and documentation required therefore, in particular the IMPD of the respective country or the Marketing Authorization of such Product.

7.2	Following the Clinical Supply Phase, BBB shall provide APCETH with information described in Section 7.1(d) for any Products prior to such Products’ first grant of Marketing Authorization.
8.	INFORMATION AND REGULATORY ASSISTANCE AND QUALITY CONTROL
8.1

Information. APCETH shall make available to BBB upon BBB’s request, copies of all relevant documentation and information resulting from the manufacture and supply of Products in order to enable BBB to evaluate the status of the Product and to meet any statutory or regulatory requirements necessary for the Product, such documentation and information to include the date of manufacture and the Batch number, a summary of results of the in‑process controls, quality control and release documentation, including a certificate of analysis and a certificate of compliance for the Product. BBB shall make available to APCETH the relevant sections of the approved IMPD of the respective country and/or Marketing Authorization for the Products and any updates thereof in a timely manner to meet any statutory or regulatory requirements for the manufacturing, quality control and release of the Product in the Clean Rooms.

8.2

Regulatory Assistance. APCETH shall provide commercially reasonable support for all regulatory activities related to the manufacture of the Product, including any updates to the CMC (Chemistry, Manufacturing, and Controls) part of the Marketing Authorization dossier and/or other documentation or information relevant for obtaining, updating and maintaining the Marketing Authorizations. APCETH is obliged to support and allow any pre‑approval inspection of the Facility required by any competent governmental authority, or any “mock audit” as part of pre-approval preparations and protocol. APCETH may charge BBB for its regulatory assistance under this Section 8.2 at [***].

8.3

Regulatory Inspections. APCETH will permit BBB or its designees to be present and participate in any visit or inspection by any regulatory authority of the Facility which solely relates to any Product or the manufacturing process of the Product. For the avoidance of doubt, this shall not include any visit or inspection related to other products manufactured at APCETH or the general GMP inspection by the regulatory authority. APCETH shall notify BBB promptly if a regulatory authority requests permission to inspect any Clean Room made available to BBB as set forth in Section 3.2 and/or any of APCETH’s records or documents related to APCETH’s performance under this Agreement. Upon notification of an inspection, APCETH shall promptly notify BBB of the date and time of such inspection and allow BBB to assist in the preparation for such inspection by a regulatory authority. APCETH will provide [***] notice to BBB, or as may be otherwise provided in the Quality Agreement, if the purpose of any such visit or inspection relates to or might affect the manufacture of Product, provided that the visit or inspection was announced to APCETH in advance with sufficient notice. APCETH agrees to provide BBB with copies of all regulatory authority documentation including but not limited to correspondence, statements, warnings, enforcement actions, pleadings, summons, forms and records that APCETH receives as a result of or in anticipation of an inspection of the Clean Rooms. APCETH agrees to promptly notify BBB of any findings resulting from any inspection by a regulatory authority relating to the manufacture of Product, to take any necessary corrective action within the timelines set by the relevant authority within [***] and to provide copies of any relevant correspondence to BBB within [***] after submission, or as may be otherwise provided in the Quality Agreement.

8.4

Audits. APCETH shall, on reasonable prior notice unless stated otherwise by Applicable Laws, allow BBB and/or its designee(s) to perform quality audits in connection with the manufacture of the Product, at regular business hours and upon [***] prior notice, and otherwise permit BBB and/or its designee(s) (reasonably acceptable to APCETH) access to the Facility in accordance with the applicable provisions of the Quality Agreement.

8.5

Permits. APCETH shall obtain and maintain during the term of this Agreement, [***], any Facility-related or Clean Room-related regulatory approvals and any other permits necessary for the performance of the manufacturing services by APCETH under this Agreement, excluding the Marketing Authorizations and any other Product-specific approvals for which BBB shall be responsible at BBB`s expense. At BBB’s request, APCETH shall provide BBB with copies of all granted regulatory approvals and any other permits and submissions to regulatory and/or other governmental authorities related to the manufacture of the Product.

8.6

Product Complaints. If either Party becomes aware of product complaint information related to the Products from its Affiliates or Third Parties, it shall forward this information to the other Party as soon as possible, however no later than [***] after receipt of the information, as further detailed in the Quality Agreement. Information on product complaints shall be forwarded as it has been received, without screening, selection or processing. APCETH shall cooperate with any reasonable requests received from BBB on any reply to any complainant.

8.7

Product Recalls. Each Party shall provide to the other Party within [***] any data or information that could result in a recall of the Product, in accordance with the procedure defined in the Quality Agreement. Any decision for a recall of Product will be taken by the Party as defined in the Quality Agreement, and the responsibility for any communication with Third Parties remain with BBB.

8.8

Waste Disposal. The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the manufacture of Product will be the responsibility of APCETH at [***]. Without limiting any other applicable requirements, APCETH will prepare, execute and maintain, as the generator of waste, all licences, registrations, approvals, authorizations, notices, shipping documents and waste manifests required under Applicable Laws.

8.9

Safety Procedures. APCETH will be solely responsible for implementing and maintaining health and safety procedures for the performance of manufacturing activities and for the handling of any materials or hazardous waste used in or generated by such manufacturing activities. APCETH, in consultation with, BBB will develop safety and handling procedures for Product; provided, however, that BBB will have no responsibility for APCETH´s health and safety program.

8.10

Quality Agreement. All further provisions regarding audits and inspections, Product complaints and recall management are set forth in the Quality Agreement applicable to the Products. The Parties acknowledge and agree that no Products shall be manufactured under this Agreement until the applicable Quality Agreement is effective.

9.	REMEDIES FOR DELAY OR DEFECTIVE PRODUCTS
9.1	Provision of Clean Rooms.
(a)	In the event of APCETH’s breach of Sections 3.1 through 3.3, APCETH shall [***].
(b)	If such failure results in [***], BBB shall be entitled to:
(i)	[***]
(ii)	[***].

(c)	[***].
9.2	Defective Batch
(a)	In the event of a Defective Batch, [***]:
(i)	[***]
(ii)	[***].
(b)	[***].
(c)	BBB shall, at APCETH’s reasonable discretion and following APCETH’s reasonable instructions, either return or dispose of any Defective Batch under Section 9.2(a) or Batch sus pected to contain a Defect under Section 9.2(b), and the Parties shall handle such Batches in accordance with the applicable Quality Agreement and in case of a Recall in accordance with Section 8.7.
(d)	[***].
9.3	Failure to Deliver
(a)	In the event a Batch is not released in accordance with the Delivery Schedule, [***].
(b)	If a Batch is not released in accordance with the Delivery Schedule due to [***].
(c)	[***].
10.	REPRESENTATIONS, WARRANTIES AND COVENANTS
10.1	APCETH Representations and Warranties.

APCETH hereby represents and warrants to BBB by way of an independent warranty according to Article 311 Civil Code (selbstständiges Garantieversprechen i. S. d. § 311 BGB) that,

(a)

APCETH has the full power and right to enter into this Agreement, and that there are no obligations, agreements, assignments, licenses, encumbrances or rights of any kind held by other parties, private or public, that are inconsistent with the provisions of this Agreement;

(b)	APCETH is the lawful owner of the Facility;
(c)	the Clean Rooms will be in accordance with the specifications as required by Section 3 and set forth in the Clean Room Specifications attached to this Agreement as Schedule 1;
(d)

APCETH, to the best of its knowledge, it and its Affiliates, approved subcontractors, and each of their respective officers and directors, as applicable, and any person used by APCETH, and its Affiliates, subcontractors to perform services under this Agreement: (i) have not been debarred and are not subject to a pending debarment pursuant to Section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (iii) have not been convicted of a criminal offense related to the provision of healthcare items or services, and are not subject to any such pending action. APCETH shall notify BBB immediately if APCETH, its Affiliates, or approved subcontractors, or any person used to perform services hereunder, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of APCETH’s knowledge, is threatened;

(e)

at the time of delivery to BBB, the Product will have been manufactured in accordance with this Agreement, the Quality Agreement (including the Specifications), the Marketing Authorizations, GMP and all other Applicable Laws and will be transferred free of any liens or encumbrances of any kind arising from the acts or omissions of APCETH, its Affiliates, or their respective agents; and

(f)

to the best of APCETH’s knowledge, the conduct and the provision of the Services (other than the use of BBB Technology or Supplied Materials) will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party, and it will promptly notify BBB in writing should it become aware of any such violation or any claims asserting such violation.

10.2	BBB Representations and Warranties.

BBB hereby represents and warrants to BBB by way of an independent warranty according to Article 311 Civil Code (selbstständiges Garantieversprechen i. S. d. § 311 BGB) that BBB has the full power and right to enter into this Agreement and that there are no obligations, agreements, assignments, licenses, encumbrances or rights of any kind held by other parties, private or public, that are inconsistent with the provisions of this Agreement.

10.3	Warranty Rights.

The representations and warranties provided to BBB by APCETH according to Section 10.1 do not exclude or supersede BBB’s warranty rights under Section 9.

11.	PAYMENTS AND PAYMENT TERMS
11.1	Access Fee. As compensation for certain opportunity costs of APCETH, BBB shall pay to APCETH a one-time non-refundable access fee of Three Million (3,000,000) EUR (“Access Fee”) in two instalments:
(a)	[***]: Two Million (2,000,000) EUR; and
(b)	[***]: One Million (1,000,000) EUR.

[***].

11.2

Maintenance Fee. Effective following the Supply Initiation Date, BBB shall pay to APCETH a maintenance fee to [***]. The Maintenance Fee for the [***] shall be [***], payable in [***]. Effective following the Extension Date, the [***] to be paid by BBB to APCETH shall amount to [***], payable in [***]; provided, however, that

(i)	the applicable Maintenance Fee for the calendar year [***] shall be adjusted [***]; and
(ii)	prior to BBB’s exclusive access to [***], [***] of the Maintenance Fee shall be adjusted pro rata, [***].
11.3	Production Fees.
(a)	The Production Fee for each Production Year shall represent the [***]. The following Production Fees applicable to each Production Scenario shall apply:
(i)	[***]
(ii)	[***]
(iii)	[***]
(b)	The Production Fee shall be due and payable in [***], and the Production Fee applicable [***].
11.4

Adjustment. APCETH may adjust the Maintenance Fee and the Production Fee in accordance with [***], by [***]; provided, however, in no event shall such an adjustment result in an increase of the Maintenance Fee or Production Fee by more than [***] during the [***] of this Agreement [***].

11.5	Material Costs. Costs for raw materials and third party laboratory costs necessary for the manufacture of Product as specified in the Quality Agreement shall be [***], provided that [***].
11.6

Work Order Fees. The completion of any Work Orders (other than for the manufacture of Product) and any other further ongoing work orders under the MSA for certain technology transfer and development works shall be performed under this Agreement and shall be charged separately (“Work Order Fees”).

11.7	Cumulative Payments. Any amounts due and payable under this Section 11 are cumulative, except as otherwise explicitly provided.
11.8

Invoice. APCETH will invoice BBB [***]. Notwithstanding the foregoing, APCETH will not invoice BBB for a Batch [***]. Payment [***] will be due (i) [***] after receipt of invoice for any Access Fee payment in accordance with Section 11.1, and (ii) [***] after receipt of the invoice and reasonable supporting documentation (such as administrative requests from BBB’s accounts payables) for all other payments under this Agreement.

11.9	Payments. BBB will make all payments pursuant to this Agreement by check or wire transfer to a bank account designated in writing by APCETH.
11.10	Financial Records.
(a)

APCETH will keep accurate records of [***], and, upon the request of BBB, will permit BBB or its duly authorized agents to examine such records during normal business hours for the purpose of verifying the correctness of all such calculations.

(b)

Furthermore, in the event that BBB is required to capitalize the Clean Rooms in accordance with U.S. Generally Accepted Accounting Principles and the Accounting Standards Codification 840-10 (and any applicable updates or successor accounting guidance promulgated by the Financial Accounting Standards Board), and solely for such purpose, APCETH shall provide to BBB, upon BBB’s reasonable request, necessary information to account for this Agreement as a capital lease in BBB’s financial statements. [***].

[***].

11.11	Taxes. Duty, sales, use or exercise taxes imposed by any governmental entity that apply to the manufacture, sale and delivery of Product will be borne by [***].
12.	JOINT STEERING COMMITTEE
12.1

Establishment. The Parties will establish a steering committee to coordinate and supervise their activities under this Agreement (the “Joint Steering Committee” or “JSC”), and to facilitate communication between the Parties. The Joint Steering Committee will consist of an equal number of members of each Party. Each Party shall appoint [***] as members to the JSC. The members initially appointed by each Party are set out in Schedule 3, and each Party may change its members appointed to the JSC by written notice to the other Party upon [***] notice.

12.2

Meetings. The Joint Steering Committee shall meet regularly (in person or by teleconference) at such intervals as the Parties may agree, but no less frequently than [***]. Additionally, the JSC shall meet within [***] after receipt of a written request by one Party to the other Party to hold such a meeting.

12.3

Authority. The JSC shall be an advisory body only, for the coordination and supervision of the activities and the flow of information between the Parties, and shall not have the power to take any action under this Agreement, interpret, amend or modify this Agreement, or waive compliance therewith.

13.	MINIMUM UTILIZATION

Prior to engaging a new Third Party manufacturer [***] (“Minimum Utilization Requirement”). Notwithstanding the foregoing, the Minimum Utilization Requirement shall not apply (i) [***], or (ii) [***].

14.	INTELLECTUAL PROPERTY
14.1

BBB Technology. All rights to and interests in BBB Technology will remain solely in BBB, and no right or interest therein is transferred or granted to APCETH under this Agreement. APCETH acknowledges and agrees that it does not acquire a license or any other right to BBB Technology or BBB New Technology except for the limited purpose of performing its obligations under this Agreement, and that such limited, non‑exclusive license will expire upon the completion of such obligations or the termination of this Agreement, whichever is the first to occur.

14.2

APCETH Technology. All rights to and interests in APCETH Technology will remain solely in APCETH and, except as otherwise set forth in this Agreement, no right or interest therein is transferred or granted to BBB under this Agreement. APCETH hereby grants a non‑exclusive, worldwide, perpetual, irrevocable, transferable and sublicensable (through multiple tiers) license to BBB and BBB’s Affiliates to use any APCETH Technology and APCETH Improvement Technology that APCETH incorporates into the manufacturing process of Product, solely to use, develop, manufacture or have manufactured Product, distribute, offer for sale, sell and otherwise dispose of Product, subject to the terms set forth in Section 14.5.

14.3	New Technology.
(a)

Except as set forth herein, as between the Parties, BBB shall own all right, title and interest in and to any Technology that APCETH and/or any approved subcontractor of APCETH develops, conceives, invents, or first reduces to practice or makes, solely or jointly with BBB in the course of performing the obligations under this Agreement (“BBB New Technology”). Subject to Section 14.3(b) below, APCETH herewith assigns and transfers all rights and title in and to such BBB New Technology to BBB [***], and BBB hereby accepts such assignment and transfer. APCETH shall promptly disclose to BBB in writing all BBB New Technology.

(b)	If an APCETH employee makes an invention under this Agreement constituting BBB New Technology, APCETH shall promptly inform BBB. If BBB wishes to obtain the related rights and titles to such BBB New Technology, BBB will inform APCETH accordingly and APCETH shall then claim such invention (“Inanspruchnahme”) in accordance with the provisions of the German Employee Inventions Act (“Arbeitnehmererfindungsgesetz”) and all rights in and title to such claimed inventions shall be part of the assignment and transfer of BBB New Technology to BBB in accordance with Section 14.3(a) above. The assignment and transfer of the rights in relation to such inventions shall be [***].

(c)

Notwithstanding the foregoing, in the event that BBB makes use of any APCETH Technology or APCETH’s Confidential Information in accordance with Section 14.2, BBB New Technology shall not include any Technology that is solely an improvement or enhancement of any APCETH Technology or APCETH’s Confidential Information without reference to BBB Technology or BBB’s Confidential Information (collectively, “APCETH Improvement Technology”) and APCETH shall own all right, title and interest in and to any APCETH Improvement Technology. For clarity, APCETH Improvement Technology shall be [***].

(d)

APCETH shall execute, and shall require its personnel as well as APCETH’s approved subcontractors and their personnel involved in the performance of this Agreement to execute, any documents reasonably required to confirm BBB`s ownership of BBB New Technology, and any documents required to apply for, maintain and enforce any patent or other right in the BBB New Technology.

14.4

Patent Filings. BBB will have the exclusive right and option, but not the obligation, in its sole discretion, to prepare, file, prosecute, maintain and defend, at its sole expense, any patents that claim or cover the BBB New Technology.

14.5

Technology Transfer. Within [***] after the term of this Agreement, or in accordance with Section 19.1(c), APCETH shall, upon BBB’s request, provide reasonable technology transfer assistance services to BBB in connection with the establishment of Product manufacturing capabilities at a Third Party contract manufacturer, as set forth in detail in this Section (“Technology Transfer”). In such case, APCETH shall promptly

(a)

transfer to BBB and/or a Third Party designated by BBB all data and information necessary to transfer the manufacturing process, as further developed by APCETH, to any third party and to implement the manufacturing process (e.g. in‑process control assays, standard operating procedures, and such), and

(b)

furnish to BBB and/or such Third Party all reasonable assistance and personnel and answer all reasonable questions regarding the transfer of the manufacturing process; in each case, in order to allow BBB or such Third Party to replicate and implement the manufacturing process and to take over the manufacturing of the Product.

Without limiting the foregoing, APCETH will provide BBB and/or the Third Party designated by BBB with the following documentation: [***]. The Parties shall agree in good faith on a schedule and plan for affecting the Technology Transfer. For its assistance in the Technology Transfer, [***].

15.	INSURANCE
15.1

APCETH shall secure and maintain in full force and effect throughout the term of this Agreement (and for at least [***] thereafter for claims made coverage) [***], the following minimum insurance coverage with financially sound and nationally reputable insurers [***]:

(a)	[***];
(b)	[***].
15.2

APCETH will at BBB’s written request provide BBB with a certificate of insurance evidencing such coverage as required by Section 15.1. Where reasonably possible, APCETH will provide BBB with at least [***] advance written notice of any material change or cancellation in coverage or limits.

16.	INDEMNIFICATION AND LIMITATION OF LIABILITY
16.1	Indemnification of BBB

APCETH will indemnify BBB, its Affiliates, and its and their respective directors, officers, employees, independent contractors, consultants and agents ( the “BBB Parties”), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable lawyers’ fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, “Losses”) to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a third party arising out of: (a) [***], or (b) [***].

16.2	Indemnification of APCETH

BBB will indemnify APCETH, its Affiliates, and its and their respective directors, officers, employees, independent contractors, consultants and agents (the “APCETH Parties”), and defend and hold each of them harmless, from and against any and all Losses to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of: (a) [***], or (b) [***].

16.3	Indemnification Procedure
(a)	An “Indemnitor” means the indemnifying Party pursuant to Section 16.1 or 16.2, as applicable. An “Indemnitee” means the Party that is being indemnified pursuant to Section 16.1 or 16.2, as applicable.
(b)

An Indemnitee shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action or threat of which it becomes aware for which the Indemnitor might be liable under Section 16.1 or 16.2, as applicable. The Indemnitee agrees to the control of such defense by the Indemnitor to the extent permissible under Applicable Laws. The Indemnitee shall cooperate fully with, and provide information to, Indemnitor and its legal representatives as reasonably requested in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the Indemnitor. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense; provided, however, that the Indemnitor will have final decision-making authority regarding all aspects of the defense of the claim, lawsuit, threat or other action.

(c)

Neither Party will be responsible for, or be bound by, any settlement of any claim or suit made by the other Party without its prior written consent; provided, however, that the Indemnitee will not unreasonably withhold or delay such consent.

16.4	Limitation of Liability
(a)	AS FAR AS LEGALLY PERMISSIBLE BY APPLICABLE LAWS, THE PARTIES’ OBLIGATION TO INDEMNIFY PURSUANT TO SECTION 16.1 OR 16.2, AS APPLICABLE SHALL BE CAPPED AT [***].
(b)

THE LIMITATIONS UNDER THIS SECTION 16.4 SHALL APPLY ACCORDINGLY FOR THE DIRECT LIABILITY OF ONE PARTY TO THE RESPECTIVE OTHER IN ALL CASES OTHER THAN FOR BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 17; PROVIDED, THAT NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.	CONFIDENTIAL INFORMATION AND DATA PROTECTION
17.1

Definition. “Confidential Information“ means any and all non‑public scientific, technical, financial regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is furnished or made available by one Party (the “Discloser”) to the other (the “Recipient”) or developed by either Party under this Agreement. For clarity, Confidential Information of a Party includes information of Affiliates or a Third Party that the Discloser has an obligation to keep confidential.

17.2

Disclosure and Use Restriction. Except as expressly provided herein, each Party agrees that for the term of the Agreement and [***] thereafter, each Party and its Affiliates will protect the Confidential Information of the other Party using the same degree of care it uses to protect its own confidential information but in any event no less than a reasonable degree of care, maintain as confidential, and not publish or otherwise disclose any Confidential Information of the other Party, except in accordance with

Section 17.3 or 17.4. Neither Party will use Confidential Information of the other Party except as necessary to perform its obligations under this Agreement or to reasonably exercise its rights under this Agreement.

17.3

Permitted Disclosure. Recipient may provide Discloser’s Confidential Information to its Affiliates, and to its and their directors, employees, consultants, independent contractors and agents; provided however, that (a) any such Affiliates, directors, employees, consultants, independent contractors and agents are bound by written obligations of confidentiality with respect to the Discloser’s Confidential Information that are at least as restrictive as those set forth in this Agreement; (b) Recipient remains liable for the compliance of such Affiliates, directors, employees, consultants, independent contractors and agents with such obligations; and (c) such disclosure is only permitted to the extent necessary for a Party to carry out its obligations under this Agreement.

17.4

Required Disclosure. Recipient may also disclose Discloser´s Confidential Information to the extent ordered by a competent regulatory or governmental authority or court of competent jurisdiction, or if the Recipient is required to disclose the other Party’s Confidential Information to comply with Applicable Laws, the rules of any stock exchange or listing entity, or to defend or prosecute litigation; provided that the Recipient notifies the Discloser prior to the Disclosure in writing, takes all reasonable and lawful actions to avoid or minimize the degree of such disclosure and cooperates reasonably with the Discloser in any efforts to seek a protective order.

17.5

Exceptions. Recipient’s obligation of non‑disclosure and non‑use under this Agreement will not apply to any portion of Discloser’s Confidential Information that Recipient can demonstrate, by appropriate evidence:

(a)	is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Recipient or its Affiliates;
(b)	at the time of disclosure is already in possession of the Recipient or its Affiliates, other than as a result of Recipient’s or its Affiliate’s breach of any legal or contractual obligation;
(c)

becomes known to or is lawfully provided to the Recipient or its Affiliates, without restriction as to confidentiality or use, by a source lawfully entitled to possession of such Confidential Information; or

(d)	is independently developed by the Recipient or its Affiliates without use of or reference to the Discloser’s Confidential Information.
17.6

Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement, Recipient agrees, except as otherwise provided in this Agreement, to return to Discloser all documentation or other tangible evidence or embodiment of Discloser’s Confidential Information (including, if BBB is the Discloser, any Supplied Materials) and not to use such Confidential Information unless agreed otherwise. Notwithstanding the foregoing, Recipient may retain one archival copy of Discloser’s Confidential Information in order to monitor Recipient’s ongoing obligation of confidentiality and non‑use under this Agreement and in compliance with sample retention protocols required by the Quality Agreement and GMP, as may be applicable; provided that such archival copy must be kept confidential in accordance with this Section 17 and segregated from Recipient’s regular files.

17.7

Data Protection. Each of the Parties is, and shall be, in compliance with all Applicable Laws pertaining to patient personal information and patient health information, including data safety and data protection (“Data Protection Laws”). BBB shall not make patient personal information or patient health information available to APCETH which is not pseudonymized in accordance with applicable Data Protection Laws. Each of the Parties will treat all patient personal information and patient health information (in case of APCETH in pseudonymized form) as Confidential Information, in accordance with this Agreement. Each Party has implemented, and shall implement, in accordance with applicable privacy and security laws all policies, privacy notices, consent forms and administrative, physical and technological safeguards that reasonably and adequately protect the personal information and patient health information of patients, including the mobilized peripheral blood from patients (“Patient Information”) created, received, maintained, or transmitted under this Agreement.

18.	TERM AND TERMINATION
18.1

Term of this Agreement. The initial term of this Agreement shall commence on the Supply Initiation Date (the “Effective Date”) and end after a period of five (5) years starting from the Supply Initiation Date.

18.2

Renewal. Following the initial term, this Agreement shall automatically renew for additional three (3) year terms, unless either Party provides the other Party with notice of non-renewal at least [***] prior to the end of the applicable term.

18.3	Termination by either Party
(a)	Either Party may terminate this Agreement with immediate effect upon written notice to the other Party:
(i)

for any material breach of this Agreement by the other Party, unless such breach is cured within [***] after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is not capable of being cured within such [***] period and the breaching Party has commenced and diligently continued actions to cure such breach within such [***] period, except in the case of a payment default, the cure period shall be extended to [***], so long as the breaching Party is making diligent efforts to do so; or

(ii)

to the extent permitted under Applicable Laws, if an Insolvency Event occurs with respect to the other Party. In any event, when a Party first becomes aware of the likely occurrence of an Insolvency Event with regard to such Party, it shall promptly so notify the other Party in order to allow the other Party to protect its interests under this Agreement.

(b)	[***]:
(i)	[***]

(ii)	[***].

18.4	Termination by BBB

BBB is entitled to terminate this Agreement:

(a)	for convenience with at least (i) [***] prior written notice prior to [***], or (ii) twelve (12) months’ prior written notice following [***];
(b)	during the Clinical Supply Phase, with [***] prior written notice, in the event (i) [***], or (iii) [***]; or
(c)	with immediate effect, if a Force Majeure Event has prevented APCETH’s performance (in whole or substantial part) of this Agreement for a period of [***].
19.	EFFECTS OF TERMINATION
19.1	Termination Payment.
(a)	Upon termination by BBB according to Section 18.4(a), [***].
(b)	Upon termination by BBB according to Section 18.4(b), [***]
(c)	Upon termination by BBB due to a material breach of APCETH, [***].
(d)	Upon termination by APCETH due to a material breach of BBB, [***].
19.2	Technology Transfer. After termination of this Agreement, APCETH shall, upon BBB’s request, provide reasonable assistance in Technology Transfer services as set forth in Section 14.5.
19.3

Return of Materials. Upon termination of this Agreement, BBB may at its sole discretion as an alternative to the return of Confidential Information as set forth in Section 17.6, request in writing the destruction of any documents or remaining Supplied Materials and provide appropriate evidence of such destruction.

20.	COMPLIANCE, ANTI-BRIBERY AND ANTI-CORRUPTION

Either Party shall act in full compliance with all Applicable Laws, including all applicable labor, tax and social insurance law and industrial safety regulations with regard to its employees involved in the performance of this Agreement. APCETH shall ensure by appropriate contractual arrangements and supervision that any approved subcontractors act in full compliance with the aforementioned Applicable Laws. APCETH agrees to comply with the reasonable, written instructions of BBB and/or its Affiliates with respect to the Applicable Laws relating to the import, export or re-export of the Supplied Materials and/or Product, provided that where APCETH complies with such instructions, BBB shall be responsible for the import, export or re-export of the Supplied Materials and/or Products.

20.1

Representation and Warranty. Either Party represents and warrants by way of an independent warranty (selbstständiges Garantieversprechen i.S.d. § 311 (1) BGB), that it, its owners, directors, officers, employees will act in full compliance with applicable anti-corruption laws and regulations, industry and professional codes of practice, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act. Without limiting the generality of the foregoing, either Party represents and warrants in particular that it and its owners, directors, officers, employees will not directly or indirectly in connection with the business of the other Party or with this Agreement:

(a)

offer, promise, pay or arrange for payment or giving of a bribe or any benefit, advantage or anything of value to any public official, individual, entity or any other third party in exchange for an improper advantage in any form either directly or indirectly in order to fulfil, obtain or retain (a) regulatory permits like the building permit, (b) any kind of business including any commercial transaction to which the other Party is a party, or which is otherwise in connection with this Agreement, or (c) any other improper advantage;

(b)	transfer anything of value to a public official without the prior approval of the other Party, regardless of whether or not such transfer might constitute a bribe;
(c)

transfer anything of value to subcontractors, or any third party for the purpose of offering, promising, paying, receiving, soliciting, or arranging for the payment of, or reimbursing anyone for payment of, a bribe or a transaction of anything of value to a public official; or

(d)

request, accept a promise of or receive any payment, benefit or advantage from any individual or entity for itself or for a third party in return for giving another person or entity unfair preferences in the procurement of goods or commercial or other services in connection with this Agreement.

20.2

Reporting. Either Party shall report any suspicion of past, current or potential violations of this Section 20 immediately to the other Party, to the extent permitted by Applicable Law. If a Party is in doubt whether a certain act violates its obligations under this Section, such Party shall contact the other Party and shall delay the decision before taking the action.

20.3	Audit Right. The audit rights of BBB under Section 8.4 and 11.10 encompass the relevant records ensuring compliance with this Section 20.
20.4	Consequences of Violation. Any uncured or incurable violation of this Section 20 shall constitute a material breach of this Agreement.
21.	NOTICES
21.1

Unless otherwise expressly agreed in writing, all declarations or communications in connection with this Agreement, including the Schedules attached hereto and incorporated by reference, shall only be validly served if they are delivered in writing by registered mail, by internationally recognized expedited delivery service (receipt requested), or by fax (with written confirmation of receipt) to the following addresses for delivery of the Parties.

(a)	For declarations or communications to be made to BBB:

bluebird bio Inc.

150 2nd Street, Cambridge, MA 02141,

Attention: Chief Legal Officer

with a copy to [***]

[***]

(b)	For declarations or communications to be made to APCETH:

apceth Biopharma GmbH

Haidgraben 5

D‑85521 Ottobrunn

Germany

Attention: Geschäftsführung

with a copy to [***]

[***]

21.2	Furthermore, the above addresses and fax numbers shall be applicable for the purpose of service until such time as one of the Parties informs the other(s) in writing of any change.
22.	GOVERNING LAW, ARBITRATION
22.1

This Agreement and all claims and rights arising out of or in connection with this Agreement shall be exclusively governed by German law and shall be construed and enforced in accordance with German law without regard to its conflict of law provisions. The application of the United Nations Convention on Contracts for the International Sale of Goods (CISG) is excluded.

22.2

All disputes between the Parties and all disputes between BBB and apceth GmbH & Co KG arising out of or in connection with this Agreement, its completion or implementation shall be conclusively decided pursuant to the rules of arbitration of the International Chamber of Commerce (ICC), Paris, with the exclusion of recourse to the courts of law. The place of arbitration shall be Zurich, Switzerland. All disputes shall be decided by a single arbitrator. The arbitrator shall be appointed in accordance with the rules of arbitration of the International Chamber of Commerce (ICC), Paris.

23.	FINAL PROVISIONS
23.1

Assignment. This Agreement shall be binding upon the successors and assigns of the Parties. Neither Party may assign or transfer this Agreement, in whole or in part, without the prior written consent of the other Party. Notwithstanding the foregoing, BBB may assign this Agreement (i) to its Affiliates, provided that BBB guarantees fulfilment of the obligations, including all payment obligations, of the assignee, and (ii) to a successor in interest by way of merger, acquisition, consolidation, or sale of all or substantially all of the business to which this Agreement relates. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

23.2

Force Majeure. Neither Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the reasonable control and without the fault or negligence of the Party affected thereby, including, without limitation, an fire, flood, act of government or state, war, civil commotion, insurrection, acts of terrorism, embargo, sabotage, prevention from or hindrance in obtaining energy or other utilities, a shortage of raw materials or other necessary components, labor disputes of whatever nature (a “Force Majeure Event"). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement. A Party affected by a Force Majeure Event will give the other Party prompt written notice, to the extent possible, of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which it will be unable to fully perform its obligations under this Agreement and will use commercially reasonable efforts to resume performance or mitigate the effects of the Force Majeure Event as quickly as practicable and to give the other Party prompt written notice when it is again fully able to perform such obligations.

23.3	Headings. Headings in this Agreement shall be for convenience only and shall not affect the interpretation of the Agreement.
23.4

Severability. If any provision of this Agreement is or becomes invalid, either as a whole or in part, this shall not affect the validity or enforceability of the remainder of the Agreement. The Parties agree to replace the invalid provision by a provision which serves the purposes of the Agreement as closely as possible. The same shall apply to any possible omission in this Agreement. If the defectiveness of a provi sion is based on the determination of a certain level of performance or a certain time (deadline or fixed date), the provision is deemed to have been agreed with the level or time which comes as close as legally possible to the original level or time.

23.5	Survival. The provisions of Sections 1, 6.2, 9, 14, 15, 16, 17, 19, 21, 22, and 23 shall survive the expiration or termination of this Agreement.
23.6

Written Amendments and No Continuing Waiver: Valid amendments or supplements to this Agreement must be made in writing (in the sense of sec. 126 German Civil Code), unless notarisation is prescribed by law, and shall expressly refer to this Agreement. The same shall apply to any agreement to deviate from or cancel this requirement of written form. The failure of any Party at any time or times to require the performance of this Agreement will in no manner affect its rights at a later time to enforce the same. No waiver by any Party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

[remainder of page intentionally left blank]

bluebird bio, Inc.Apceth Biopharma GmbH

/s/ Jason F. Cole/s/ C. Guenther

Name: Jason F. ColeName: Dr. Christine Guenther

Title: Chief Legal OfficerTitle: CEO

Date: 28 Nov 2016Date: 18 Nov 2016

Apceth GmbH & Co. KG

/s/ C. Guenther

Name: Dr. Christine Guenther

Title: CEO

Date:   18 Nov 2016

List of Schedules

[***]